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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

October 4, 1999

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-48939 and 333-6880) of Transit Group, Inc. of our report dated September 8, 1999 relating to the combined financial statements of R&M Enterprises, Inc. and Williams Truck Brokers, Inc., which appear in the Current Report on Form 8-K of Transit Group, Inc. dated October 4, 1999.

PricewaterhouseCoopers LLP
Atlanta, Georgia